                                                                      EXHIBIT 21


                                  EXHIBIT 21

                    SUBSIDIARIES OF NBC CAPITAL CORPORATION


           Name of Subsidiary                              Jurisdiction of Incorporation
-----------------------------------------------            -----------------------------
National Bank of Commerce of Mississippi                           National Bank

National Bank of Commerce (Tuscaloosa, Alabama)                    National Bank